Exhibit 10.5

PLACEMENT SECURITIES SUBSCRIPTION AGREEMENT

This PLACEMENT SECURITIES SUBSCRIPTION AGREEMENT (this “Agreement”) is made as of the 5th day of January 2026, by and between Art Technology Acquisition Corp., a Cayman Islands exempted company (the “Company”), having its principal place of business at 2929 Arch Street, Suite 1703, Philadelphia, PA 19104, and Clear Street LLC (“Subscriber”), having its principal place of business at 4 World Trade Center, 150 Greenwich St, Floor 45, New York, NY 10007.

WHEREAS, the Company desires to sell on a private placement basis (the “Offering”) an aggregate of 825,000 units (“Units”) of the Company, each Unit comprised of one Class A ordinary share of the Company, par value $0.0001 per share (“Common Shares”), and one-fourth of one warrant to purchase one Common Share (“Warrant”), for an aggregate purchase price of $8,250,000, or $10.00 per Unit. The Common Shares underlying the Warrants are hereinafter referred to as the “Warrant Shares.”  The Common Shares underlying the Units (excluding the Warrant Shares) are hereinafter referred to as the “Placement Shares.” The Warrants underlying the Units are hereinafter referred to as the “Placement Warrants.” Placement Warrants may be exercised only to the extent that, when aggregated with other Placement Warrants being exercised, the exercise is for a whole share or whole shares; no fractional shares shall be issuable. The exercise price for any Warrant Share shall be $11.50. Subject to the foregoing, the Placement Warrants are exercisable during the period commencing 30 days following the consummation of the Company’s initial business combination (the “Business Combination”), as such term is defined in the registration statement filed in connection with the Company’s initial public offering of units (the “IPO”), as amended at the time it becomes effective (the “Registration Statement”), and expiring on the fifth anniversary of the commencement of sales in the IPO; and

WHEREAS, Subscriber wishes to purchase 295,000 Units from the Company and the Company wishes to accept such subscription from Subscriber.

WHEREAS, in connection with Subscriber’s purchase of Units from the Company, the Company wishes to sell to Subscriber 100,000 of the Company’s Class B ordinary shares, par value $0.0001 per share (“Founder Shares”, and together with the Units, Placement Shares, Placement Warrants and Warrant shares, the “Securities”).

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Subscriber hereby agree as follows:

1.	Agreement to Subscribe

1.1 Purchase and Issuance of the Units. Upon the terms and subject to the conditions of this Agreement, Subscriber hereby agrees to purchase from the Company, and the Company hereby agrees to sell to Subscriber, on the Closing Date (as defined below), 295,000 Units for an aggregate purchase price of $2,950,000 (the “Units Purchase Price”).

1.2 Purchase and Issuance of the Founder Shares. Upon the terms and subject to the conditions of this Agreement, and contingent upon Subscriber purchasing the Units, (a) the Company hereby agrees to cause Art Technology Sponsor, LLC (the “Sponsor”), the Company’s sponsor and owner of all outstanding Founder Shares, to forfeit 100,000 Founder Shares back to the Company, and (b) Subscriber hereby agrees to purchase from the Company, and the Company hereby agrees to sell to Subscriber, on the Closing Date (as defined below), 100,000 Founder Shares for an aggregate purchase price of $1,000 (the “Founder Shares Purchase Price” and together with the Units Purchase Price, the “Purchase Price”).

1.3 Delivery of the Purchase Price.  Upon execution of this Agreement, the Company is hereby bound to fulfill its obligations hereunder and Subscriber hereby commits to (a) deliver the Units Purchase Price into a trust account (the “Trust Account”) held at JP Morgan Chase Bank, N.A. or any other financial institution chosen by the Company, with Continental Stock Transfer & Trust Company acting as trustee (“Continental”), and (b) the Founder Shares Purchase Price directly to the Company, all in immediately available funds by wire transfer or such other form of payment as shall be acceptable to the Trustee and the Company, in their discretion, at Closing (as defined below).

1.4 Closing. The closing of the Offering (the “Closing”), shall take place at the offices of Stevens & Lee PC simultaneously with, and is contingent upon, the closing of the IPO on or before February 28, 2026 (the “Closing Date”).

1.5 Termination.  This Agreement and each of the obligations of the undersigned shall be null and void and without effect if the Closing does not occur prior to February 28, 2026.

2.	Representations and Warranties of Subscriber

Subscriber represents and warrants to the Company that:

2.1 No Government Recommendation or Approval.  Subscriber understands that no federal or state agency has passed upon or made any recommendation or endorsement of the Company or the Offering of the Securities.

2.2 Accredited Investor. Subscriber represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and acknowledges that the sale contemplated hereby is being made in reliance, among other things, on a private placement exemption to “accredited investors” under the Securities Act and similar exemptions under state law.

2.3 Intent.  Subscriber is purchasing the Securities solely for investment purposes, for such Subscriber’s own account (and/or for the account or benefit of its members or affiliates, as permitted, pursuant to the terms hereof), and not with a view to the distribution thereof and Subscriber has no present arrangement to sell the Securities to or through any person or entity except as may be permitted hereunder.  Subscriber shall not engage in hedging transactions with regard to the Securities unless in compliance with the Securities Act.

2.4 Restrictions on Transfer.  Subscriber acknowledges and understands the Units and Founder Shares are being offered in a transaction not involving a public offering in the United States within the meaning of the Securities Act.  The Securities have not been registered under the Securities Act and, if in the future Subscriber decides to offer, resell, pledge or otherwise transfer the Securities, such Securities may be offered, resold, pledged or otherwise transferred only (A) pursuant to an effective registration statement filed under the Securities Act, (B) pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act, if available, or (C) pursuant to any other available exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state or any other jurisdiction. Notwithstanding the foregoing, Subscriber acknowledges and understands the Securities are subject to transfer restrictions as described in Section 8 hereof.  Subscriber agrees that, if any transfer of its Securities or any interest therein is proposed to be made, as a condition precedent to any such transfer Subscriber may be required to deliver to the Company an opinion of counsel satisfactory to the Company with respect to such transfer. Absent registration or another available exemption from registration, Subscriber agrees it will not transfer the Securities (unless otherwise permitted pursuant to the terms hereof, as described in the Registration Statement).  Subscriber further acknowledges that because the Company is a shell company, Rule 144 may not be available to Subscriber for the resale of the Securities until the one year anniversary following consummation of the Business Combination, despite technical compliance with the requirements of Rule 144 and the release or waiver of any contractual transfer restrictions.

2.5 Forfeiture, Transfer or Revisions to Founder Shares.

(i) Subscriber acknowledges receipt of that certain Amended and Restated Limited Liability Company Agreement of the Sponsor dated as of the date hereof (the “LLC Agreement”).

(ii) Subscriber hereby acknowledges and agrees that the Founder Shares purchased pursuant to this Agreement will be subject to Section 3.07 of the LLC Agreement. Accordingly, in the event that the Company or the Sponsor deem it necessary for Founder Shares to be forfeited, transferred, or their terms or restrictions amended, all in connection with a Business Combination (as defined in the LLC Agreement), Subscriber hereby agrees to such modifications as permitted by the LLC Agreement as if Subscriber was a Member of Sponsor. and further agrees to promptly execute such amendments, side letters or any such agreements as may be reasonably necessary to effectuate the foregoing.

2.6 Sophisticated Investor.

(i) Subscriber is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Securities.

(ii) Subscriber is aware that an investment in the Securities is highly speculative and subject to substantial risks because, among other things, (a) the Securities are subject to transfer restrictions and have not been registered under the Securities Act and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available and (b) Subscriber has waived its redemption rights with respect to the Securities as set forth in Section 5 hereof, and the Securities held by Subscriber are not entitled to, and have no right, interest or claim to any monies held in the Trust Account, and accordingly Subscriber may suffer a loss of a portion or all of its investment in the Securities. Subscriber is able to bear the economic risk of its investment in the Securities for an indefinite period of time.

2.7 Independent Investigation. Subscriber, in making the decision to purchase the Units, has relied upon an independent investigation of the Company and has not relied upon any information or representations made by any third parties or upon any oral or written representations or assurances from the Company, its officers, directors or employees or any other representatives or agents of the Company, other than as set forth in this Agreement. Subscriber is familiar with the business, operations and financial condition of the Company and has had an opportunity to ask questions of, and receive answers from the Company’s officers and directors concerning the Company and the terms and conditions of the Offering and has had full access to such other information concerning the Company as Subscriber has requested. Subscriber confirms that all documents that it has requested have been made available and that Subscriber has been supplied with all of the additional information concerning this investment which Subscriber has requested.

2.8 Organization and Authority. Subscriber is duly organized, validly existing and in good standing under the laws of the State of New York and it possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

2.9 Authority. This Agreement has been validly authorized, executed and delivered by Subscriber and is a valid and binding agreement enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

2.10 No Conflicts. The execution, delivery and performance of this Agreement and the consummation by Subscriber of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) Subscriber's charter documents, (ii) any agreement or instrument to which Subscriber is a party or (iii) any law, statute, rule or regulation to which Subscriber is subject, or any agreement, order, judgment or decree to which Subscriber is subject, except as would not be material to Subscriber’s performance of its obligations hereunder.

2.11 No Legal Advice from Company.  Subscriber acknowledges it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement and the other agreements entered into between the parties hereto with Subscriber’s own legal counsel and investment and tax advisors.  Except for any statements or representations of the Company made in this Agreement and the other agreements entered into between the parties hereto, Subscriber is relying solely on such review, counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

2.12 Reliance on Representations and Warranties.  Subscriber understands the Units and Founder Shares are being offered and sold to Subscriber in reliance on exemptions from the registration requirements under the Securities Act, and analogous provisions in the laws and regulations of various states, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Subscriber set forth in this Agreement in order to determine the applicability of such provisions.

2.13 No General Solicitation. Subscriber is not subscribing for the Units or Founder Shares as a result of or subsequent to any general solicitation or general advertising, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting or in a registration statement with respect to the IPO filed with the Securities and Exchange Commission (“SEC”).

2.14 Legend. Subscriber acknowledges and agrees the certificates evidencing each of the Securities shall bear a restrictive legend (the “Legend”), in form and substance substantially as set forth in Section 4 hereof.

3.	Representations, Warranties and Covenants of the Company

The Company represents and warrants to, and agrees with, Subscriber that:

3.1 Valid Issuance of Shares. The total number of shares of all classes of ordinary and preferred shares which the Company has authority to issue is 550,000,000 ordinary shares and 5,000,000 undesignated preference shares (“Preferred Shares”). As of the date hereof, the Company has issued and outstanding 8,708,333 Class B ordinary shares (of which up to 1,100,000 shares are subject to forfeiture) and no Preferred Shares. All of the issued ordinary shares of the Company have been duly authorized, validly issued, and are fully paid and non-assessable.

3.2 Title to Securities.  Upon issuance in accordance with, and payment pursuant to, the terms hereof and that certain Warrant Agreement to be entered into between the Company and Continental, as warrant agent (the “Warrant Agreement”), as the case may be, each of the Units, Placement Shares, Founder Shares, Placement Warrants and the Warrant Shares will be duly and validly issued, fully paid and non-assessable. On the date of issuance of the Units and the Founder Shares, the Warrant Shares and Common Shares issuable upon conversion of the Founder Shares shall have been reserved for issuance. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, as the case may be, Subscriber will have or receive good title to the Units, Placement Shares, Founder Shares and Placement Warrants, free and clear of all liens, claims and encumbrances of any kind resulting from actions of, or any failure to act by, the Company, other than (i) transfer restrictions hereunder and (ii) transfer restrictions under federal and state securities laws.

3.3 Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Cayman Islands and has the requisite corporate power to own its properties and assets and to carry on its business as now being conducted.

3.4 Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Securities in accordance with the terms hereof, (ii) the execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or shareholders is required, and (iii) this Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

3.5 No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not (i) result in a violation of the Company’s amended and restated memorandum and articles of association, (ii) conflict with, or constitute a default under any agreement or instrument to which the Company is a party or by which it is bound or (iii) violate any law statute, rule or regulation to which the Company is subject or any agreement, order, judgment or decree to which the Company is subject. Other than any SEC or state securities filings which may be required to be made by the Company subsequent to the Closing, and any registration statement which may be filed pursuant thereto, the Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or self-regulatory entity in order for it to perform any of its obligations under this Agreement or issue the Units, Placement Shares, Placement Warrants or the Warrant Shares in accordance with the terms hereof.

4.	Legends

4.1 Legend. The Company will issue the Units, Placement Shares, Founder Shares and Placement Warrants, and, when issued, the Warrant Shares, purchased by Subscriber in the name of Subscriber. The Securities will bear the following Legend and appropriate “stop transfer” instructions:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER THESE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THIS CORPORATION, IS AVAILABLE.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER PURSUANT TO A PLACEMENT SECURITIES SUBSCRIPTION AGREEMENT BETWEEN ART TECHNOLOGY ACQUISITION CORP. AND CLEAR STREET LLC AND MAY ONLY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF DURING THE TERM THEREOF PURSUANT TO THE TERMS SET FORTH IN THE UNIT SUBSCRIPTION AGREEMENT.”

4.2 Subscriber’s Compliance. Nothing in this Section 4 shall affect in any way Subscriber’s obligations and agreements to comply with all applicable securities laws upon resale of the Securities.

4.3 Company’s Refusal to Register Transfer of the Securities.  The Company shall refuse to register any transfer of the Securities if, in the sole judgment of the Company, such purported transfer would not be made (i) pursuant to an effective registration statement filed under the Securities Act, or (ii) pursuant to an available exemption from the registration requirements of the Securities Act and applicable state securities laws and (iii) in compliance herewith.

4.4 Registration Rights.  Subscriber will be entitled to certain registration rights which will be governed by a registration rights agreement (“Registration Rights Agreement”) to be entered into between, among others, Subscriber and the Company, on or prior to the effective date of the Registration Statement.

5.	Waiver of Liquidation Distributions.

In connection with the Securities purchased pursuant to this Agreement, Subscriber hereby waives any and all redemption rights (i) in connection with the Company’s consummation of the Business Combination, (ii) upon the Company’s failure to timely complete the Business Combination or (iii) in connection with a shareholder vote to approve an amendment to the Company’s amended and restated memorandum and articles of association (A) to modify the substance or timing of the Company’s obligation to redeem 100% of the Company’s public shares if the Company does not timely complete the Business Combination or (B) with respect to any other provision relating to shareholders’ rights or pre-Business Combination activity. In the event Subscriber acquires public shares in the IPO or in the aftermarket, Subscriber shall be eligible to redeem any such public shares upon the same terms offered to all other holders of public shares purchased in the IPO.

6.	Placement Warrants. Each Placement Warrant shall have the terms set forth in the Warrant Agreement.

7.	Rescission Right Waiver and Indemnification.

7.1 Subscriber understands and acknowledges an exemption from the registration requirements of the Securities Act requires there be no general solicitation of purchasers of the Units or Founder Shares. In this regard, if the IPO were deemed to be a general solicitation with respect to the Units or the Founder Shares, the offer and sale of such Securities may not be exempt from registration and, if not, Subscriber may have a right to rescind its purchase. In order to facilitate the completion of the Offering and in order to protect the Company, its shareholders and the amounts in the Trust Account from claims that may adversely affect the Company or the interests of its shareholders, Subscriber hereby agrees to waive, to the maximum extent permitted by applicable law, any claims, right to sue or rights in law or arbitration, as the case may be, to seek rescission of its purchase of the Units or Founder Shares to the extent that such recession right results from actions of Subscriber that result in the IPO being deemed a general solicitation with respect to such Securities. Subscriber acknowledges and agrees this waiver is being made in order to induce the Company to sell the Units and Founder Shares to Subscriber. Subscriber agrees the foregoing waiver of rescission rights shall apply to any and all known or unknown actions, causes of action, suits, claims or proceedings (collectively, “Claims”) and related losses, costs, penalties, fees, liabilities and damages, whether compensatory, consequential or exemplary, and expenses in connection therewith, including reasonable attorneys’ and expert witness fees and disbursements and all other expenses reasonably incurred in investigating, preparing or defending against any Claims, whether pending or threatened, in connection with any present or future actual or asserted right to rescind the purchase of the Units or Founder Shares hereunder or relating to the purchase of the Units or Founder Shares and the transactions contemplated hereby.

7.2 Subscriber agrees not to seek recourse against the Trust Account for any reason whatsoever in connection with its purchase of the Units or Founder Shares, or any Claim that may arise now or in the future, provided that nothing herein shall preclude Subscriber from making any Claim or seeking recourse against the funds held outside of the Trust Account or seeking payment of any deferred underwriting fee due and payable pursuant to the underwriting agreement for the IPO.

7.3 Subscriber acknowledges and agrees that the shareholders of the Company are and shall be third-party beneficiaries of this Section 7.

7.4 Subscriber agrees that, to the extent any waiver of rights under this Section 7 is ineffective as a matter of law, Subscriber has offered such waiver for the benefit of the Company as an equitable right that shall survive any statutory disqualification or bar that applies to a legal right. Subscriber acknowledges the receipt and sufficiency of consideration received from the Company hereunder in this regard.

8.	Lock-Up Period

8.1 Subject to Section 8.3, Subscriber agrees that, with respect to the Units, Placement Shares, Placement Warrants and Warrant Shares, it shall not Transfer (as defined below) any such securities until 30 days following the consummation of the Business Combination.

8.2 Subject to Section 8.3, Subscriber agrees that it may not (a) Transfer any Founder Shares (or Common Shares issuable upon conversion thereof) until the earlier of (A) one year after the completion of the Company’s initial Business Combination and (B) subsequent to the Business Combination, (x) if the last reported sale price of the Common Shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination or (y) the date following the completion of the Company’s initial Business Combination on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Common Shares for cash, securities or other property

8.3 Notwithstanding the foregoing, Transfers of Securities are permitted (a) to the Company’s, or the Company’s sponsor’s, officers or directors, any affiliate or family member of any of the Company’s, or the Company’s sponsor’s, officers, directors or members or any affiliate, officer or director of Subscriber or to any member(s) or partner(s) of Subscriber or any of its affiliates; (b) in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an affiliate of such individual or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of such individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or in connection with the consummation of the Business Combination at prices no greater than the price at which the Securities were originally purchased; (f) in the event of the Company’s liquidation prior to the completion of the Business Combination; (g) by virtue of the laws of the state of incorporation or formation of Subscriber or Subscriber’s operating agreement upon dissolution of Subscriber; or (h) in the event of the Company’s liquidation, merger, share exchange, asset acquisition, share purchase, reorganization or other similar transaction which results in all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property subsequent to the Business Combination; provided, however, that in the case of clauses (a) through (d) and (g), these permitted transferees must enter into a written agreement with the Company agreeing to be bound by the Transfer restrictions herein.

8.4. The term “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder with respect to, any of the Securities, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Securities, whether any such transaction is to be settled by delivery of such Securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

8.5 In addition to the restrictions on transfer described above, Subscriber acknowledges and agrees that the Units and their component parts, the Founder Shares, and the related registration rights will be deemed compensation by the Financial Industry Regulatory Authority (“FINRA”) and will therefore be subject to lock-up pursuant to FINRA Rule 5110(e).The Units and their component parts, the Founder Shares and the related registration rights may not be sold, transferred, assigned, pledged or hypothecated or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the Securities by any person for a period of 180 days from the commencement of sales in the IPO, except to any FINRA member participating in the IPO and the officers or partners, registered persons or affiliates of such participating FINRA member. Additionally, Placement Warrants cannot be exercised more than five years from the commencement of sales in the IPO and the Units and their component parts and the Founder Shares will be subject to limitations on registration rights in accordance with FINRA Rule 5110(g)(8).

9.	Terms of the Units and Placement Warrants

The Units and their component parts are substantially identical to the units to be offered in the IPO except that: (i) the Units and component parts are subject to the transfer restrictions described in Section 8 hereof, and (ii) the Units and component parts are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after the expiration of the lockup described above in clause (i) and they are registered pursuant to the Registration Rights Agreement or an exemption from registration is available, and the restrictions described above in clause (i) has expired.

10.	Governing Law; Jurisdiction; Waiver of Jury Trial

This Agreement shall be governed by and construed in accordance with the laws of the State of New York for agreements made and to be wholly performed within such state without regard to conflicts. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

11.	Assignment; Entire Agreement; Amendment

10.1 Assignment. Neither this Agreement nor any rights hereunder may be assigned by any party to any other person other than by Subscriber to a person agreeing to be bound by the terms hereof, including the waiver contained in Section 7 hereof.

10.2 Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

10.3 Amendment. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought. The terms of the Units and their underlying securities (including, for the avoidance of doubt, the forfeiture or cancellation thereof) may not be amended except with the consent of 50% of the number of then outstanding Units (including the prior written consent of Clear Street LLC). Each of the parties hereto shall receive notice of any proposed amendment to the terms of the Units at least two business days prior to the effective date of such amendment.

10.4 Binding upon Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and permitted assigns.

11.	Notices

11.1 Notices. Unless otherwise provided herein, any notice or other communication to a party hereunder shall be sufficiently given if in writing and personally delivered or sent by facsimile or other electronic transmission with copy sent in another manner herein provided or sent by courier (which for all purposes of this Agreement shall include Federal Express or other recognized overnight courier) or mailed to said party by certified mail, return receipt requested, at its address provided for herein or such other address as either may designate for itself in such notice to the other.  Communications shall be deemed to have been received when delivered personally, on the scheduled arrival date when sent by next day or 2nd-day courier service, or if sent by facsimile upon receipt of confirmation of transmittal or, if sent by mail, then three days after deposit in the mail. If given by electronic transmission, such notice shall be deemed to be delivered (a) if by electronic mail, when directed to an electronic mail address at which the recipient has consented to receive notice; (b) if by a posting on an electronic network together with separate notice to the recipient of such specific posting, upon the later of (1) such posting and (2) the giving of such separate notice; and (c) if by any other form of electronic transmission, when directed to the recipient.

12.	Counterparts

This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

13.	Survival; Severability

13.1 Survival. The representations, warranties, covenants and agreements of the parties hereto shall survive the Closing.

13.2 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

14.	Headings.

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

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This subscription is accepted by the Company on the date set forth above.

ART TECHNOLOGY ACQUISITION CORP.

By:	/s/ Daniel G. Cohen
	Name:	Daniel G. Cohen
	Title:	Chief Executive Officer

Accepted and agreed on the date set forth above.

SUBSCRIBER:

CLEAR STREET LLC

By:	/s/ Ryan Gerety
	Name:	Ryan Gerety
	Title:	Managing Director

[Art Technology SPAC Placement Securities Subscription Agreement – Clear Street]